Exhibit 99.(a)(5)(C)

FOR IMMEDIATE RELEASE

ASTA FUNDING, INC. ANNOUNCES FINAL RESULTS OF ITS

MODIFIED DUTCH AUCTION TENDER OFFER

Englewood Cliffs, New Jersey, May 13, 2016 — Asta Funding, Inc. (NASDAQ: ASFI) (“Asta” or the “Company”) today announced the final results of its modified “Dutch auction” tender offer, which expired at 5:00 p.m., New York City Time, on May 12, 2016. The Company will purchase 274,185 shares of its common stock at a purchase price of $10.25 per share, for an aggregate purchase price of $2,810,396.25, excluding fees and expenses relating to the tender offer.

Payment for shares accepted for purchase will be made promptly by American Stock Transfer & Trust Company LLC, the depositary for the tender offer.

Keefe, Bruyette & Woods, Inc. served as dealer manager for the tender offer (the “Dealer Manager”). Georgeson served as information agent for the tender offer (the “Information Agent”) and American Stock Transfer & Trust Company LLC served as depositary for the tender offer (the “Depository”). For more information about the tender offer, please contact Georgeson at (877) 278-4774.

About Asta

Based in Englewood Cliffs, NJ, Asta Funding, Inc., is engaged in several business segments in the financial services industry including structured settlements through our 100% owned subsidiary CBC Settlement Funding, LLC (www.cbcsettlementfunding.com.), funding of personal injury claims, through our 80% owned subsidiary Pegasus Funding, LLC, social security and disability benefit advocates through our wholly owned subsidiary GAR Disability Advocates , LLC and the business of managing for its own account the servicing of distressed consumer receivables with the concentration of acquiring consumer receivables in the international sector. For additional information, please visit our website at http://www.astafunding.com.

Forward-Looking Statements

All statements in this new release other than statements of historical facts, including without limitation, statements regarding our future financial position, business strategy, budgets, projected revenues, projected costs, and plans and objective of management for future operations, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expects,” “intends,” “plans,” “projects,” “estimates,” “anticipates,” or “believes” or the negative thereof, or any variation thereon, or similar terminology or expressions. We have based these forward-looking statements on our current expectations and projections about future events. These forward-looking statements are not guarantees and are subject to known and unknown risks, uncertainties and assumptions about us that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Important factors which could materially affect our results and our future performance include, without limitation, our ability to purchase defaulted consumer receivables at appropriate prices, changes in government regulations that affect our ability to collect sufficient amounts on our defaulted consumer receivables, our ability to employ and retain qualified employees, changes in the credit or capital markets, changes in interest rates, deterioration in economic conditions, negative press regarding the debt collection industry which may have a negative impact on a debtor’s willingness to pay the debt we acquire, and statements of assumption underlying any of the foregoing, as well as other factors set forth under “Item 1A. Risk Factors” in our annual report on Form 10-K for the year ended September 30, 2015 and other filings with the SEC. All subsequent written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the foregoing. Except as required by law, we assume no duty to update or revise any forward-looking statements.